                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               WPL HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               WPL HOLDINGS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                                   [WPL LOGO]


 222 WEST WASHINGTON AVENUE   P. O. BOX 2568   MADISON, WI 53701-2568   PHONE:
                                  608/252-4888


                                 MARCH 27, 1995


TO THE OWNERS OF WPL HOLDINGS, INC.:

     We extend a cordial invitation to you to join us at the 1995 Annual Meeting of Shareowners. The meeting will be held immediately following the Annual Meeting of Shareowners of Wisconsin Power and Light Company at the Exhibition Hall at the Dane County Expo Center, 1881 Expo Mall, Madison, Wisconsin, on May 17, 1995, at 10:00 a.m. To help with directions, a map showing the location of the meeting site is provided on the last page of this document. Parking will be available at no cost. If you plan to join us, please indicate the names of the individuals who will be attending on the enclosed proxy card reservation form.

     WPL Holdings, Inc. (the Company) and Wisconsin Power and Light Company (WP&L), a subsidiary of the Company, will be holding separate shareowner meetings. If you are a shareowner of the Company and a preferred shareowner of WP&L, you will receive two Notices of Annual Meeting and Proxy Statements and two proxy cards, one for each company. If you are a shareowner of both companies, you will have to return both cards to vote all your shares.

     The enclosed Notice of Annual Meeting and Proxy Statement sets forth the items to be considered at the meeting of the Company. There will also be informative reports on the affairs of the Company, WP&L, and Heartland Development Corporation, after which shareowners will be given the opportunity to ask questions and make comments. A lunch will be served following the meeting.

     It is important to your interests, and also is helpful to the directors of the Company, that all shareowners participate in the affairs of the Company, regardless of the number of shares owned. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the postage paid envelope. You may, of course, still vote your shares in person at the meeting even if you have previously returned your proxy.

     Your participation in person or by proxy is very important.

                                          Sincerely,

                                          [SIG]

                                          ERROLL B. DAVIS, JR.
                                          President and Chief Executive Officer

                              WPL HOLDINGS, INC.
                        ANNUAL MEETING OF SHAREOWNERS

            DATE:  May 17, 1995
            TIME:  Directly Following the 10:00 a.m.
                   Annual Meeting of Shareowners of
                   Wisconsin Power and Light Company
            LOCATION:  Exhibition Hall
                       Madison, Wisconsin
                       (See map printed on the last page
                       of the Proxy Statement)

                        SHAREOWNER INFORMATION NUMBERS


            LOCAL CALLS (MADISON AREA) ................. 252-3110
            TOLL FREE NUMBER ..................... 1-800-356-5343

                                   [WPL LOGO]

 222 WEST WASHINGTON AVENUE   P. O. BOX 2568   MADISON, WI 53701-2568   PHONE:
                                  608/252-4888

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

        DIRECTLY FOLLOWING THE 10:00 A.M. ANNUAL MEETING OF SHAREOWNERS
               OF WISCONSIN POWER AND LIGHT COMPANY, MAY 17, 1995

     The Annual Meeting of Shareowners of WPL Holdings, Inc. (the Company) will be held at the Exhibition Hall at the Dane County Expo Center, 1881 Expo Mall, Madison, Wisconsin, on May 17, 1995, directly following the 10:00 a.m., local time, Annual Meeting of Shareowners of Wisconsin Power and Light Company, for the following purposes:

     (1) To elect a total of four directors for terms expiring at the 1998 Annual Meeting of Shareowners.

     (2) To appoint Arthur Andersen LLP as independent auditors for the calendar year 1995.

     (3) To consider and act upon any other business that may properly come before the meeting.

     The Board of Directors of the Company presently knows of no other business to come before the meeting.

     Only the holders of common stock of record on the books of the Company at the close of business on March 21, 1995, are entitled to vote at the meeting. All such shareowners are requested to be present at the meeting in person or by proxy, so that the presence of a quorum may be assured.

     PLEASE SIGN AND RETURN YOUR PROXY IMMEDIATELY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THE REGISTRATION DESK AND VOTE IN PERSON. ALL SHAREOWNERS ARE URGED TO RETURN THEIR PROXIES PROMPTLY.

     Your proxy covers all of your shares of common stock of the Company. For present or past employees of the Company or Wisconsin Power and Light Company, your proxy includes any shares held for your account under the Company's Dividend Reinvestment and Stock Purchase Plan. For shares credited to an account under the Wisconsin Power and Light Company Employees' Retirement Savings Plan (formerly called Employees' Long Range Savings and Investment Plan), you will receive a form of proxy from the trustee of the plan.

     A copy of the 1994 Annual Report of the Company is enclosed.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          EDWARD M. GLEASON
                                          Vice President, Treasurer and
                                          Corporate Secretary
                                          WPL Holdings, Inc.
March 27, 1995

                                   [WPL LOGO]


 222 WEST WASHINGTON AVENUE   P. O. BOX 2568   MADISON, WI 53701-2568   PHONE:
                                  608/252-4888


                                 MARCH 27, 1995
                         ------------------------------
                          PROXY STATEMENT RELATING TO
                       1995 ANNUAL MEETING OF SHAREOWNERS

     The purposes of the meeting are set forth in the accompanying notice. The enclosed proxy relating to the meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. Following the original solicitation of proxies by mail, beginning on or about March 27, 1995, certain of the officers and regular employees of the Company may solicit proxies by telephone, telegraph or in person, but without extra compensation. The Company will pay to banks, brokers, nominees, and other fiduciaries, their reasonable charges and expenses incurred in forwarding the proxy material to their principals.

     The Company is the parent holding company of Wisconsin Power and Light Company (WP&L) and Heartland Development Corporation (HDC).

     The Company will furnish without charge, to each shareowner who is entitled to vote at the meeting and who makes a written request, a copy of the Company's Annual Report on Form 10-K (not including exhibits thereto), as filed pursuant to the Securities Exchange Act of 1934. Written requests for the Form 10-K should be mailed to the Corporate Secretary at the address stated above.

                                  PROPOSAL #1:
                             ELECTION OF DIRECTORS

     Four directors are to be elected at the meeting. L. David Carley, Donald R. Haldeman, Arnold M. Nemirow and Judith D. Pyle are nominees to hold office for a term expiring at the 1998 Annual Meeting of Shareowners of the Company or until successors have been duly elected and qualified.

     Directors will be elected by a plurality of the votes cast at the meeting (assuming a quorum is present). Consequently, any shares not voted at the meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors. A vote shown as withheld on a returned proxy card will be treated as an abstention. The proxies solicited may be voted for a substitute nominee or nominees in the event that any of the nominees shall be unable to serve, or for good reason will not serve, a contingency not now anticipated.

     Brief biographies of the director nominees and continuing directors follow. These biographies include their age (as of March 15, 1995), an account of their business experience, and the names of publicly-held and certain other corporations of which they are also directors. Except as otherwise indicated, each nominee and continuing director has been engaged in his or her present occupation for at least the past five years.

                                    Nominees

L. DAVID CARLEY

----------------------
                       Principal Occupation: Consultant to institutions and associations in higher education and health delivery; financial advisor to
                       small businesses.

                       Age: 66
       (Photo)
                       Served as director since: February 1994

                       Annual Meeting at which nominated term of office will expire: 1998
----------------------

Other Information: Mr. Carley has served as a director of WP&L from 1975 to 1977, and again since 1983. He is also a trustee of the Kennedy Presidential Library, and is a former trustee of Kalamazoo College. He is a past member of the Board of Regents of the University of Wisconsin System, is a past president of the National Association of Public Television Stations, and is a past president of the Medical College of Wisconsin.

DONALD R. HALDEMAN

----------------------
                       Principal Occupation: Executive Vice President and Chief Executive Officer,
                         Rural Insurance Companies (a mutual group), Madison,
                       Wisconsin.

                       Age: 58
       (Photo)
                       Served as director since: February 1994

                       Annual Meeting at which nominated term of office will expire: 1998
----------------------

Other Information: Mr. Haldeman has served as a director of WP&L since July 1985. Mr. Haldeman is also a director of Competitive Wisconsin, Inc. and a member of the board and chairman of the Natural Resources Foundation of Wisconsin, Inc. He is a member of the Board of Visitors for the University of Wisconsin-Madison School of Veterinary Medicine.

ARNOLD M. NEMIROW

----------------------
                       Principal Occupation: President and Chief Executive Officer, Bowater, Inc.
                         (a pulp and paper manufacturer), Greenville, South
                       Carolina.

                       Age: 51
       (Photo)
                       Served as director since: February 1991

                       Annual Meeting at which nominated term of office will expire: 1998
----------------------

Other Information: Mr. Nemirow served as President, Chief Executive Officer and Director of Wausau Paper Mills Company, a pulp and paper manufacturer, from 1990 until joining Bowater, Inc., in July 1994. Mr. Nemirow has served as a director of WP&L since February 1994. He is a member of the New York Bar.

JUDITH D. PYLE

----------------------
                       Principal Occupation: Vice Chair and Senior Vice President of Corporate
                         Marketing of Rayovac Corporation (a battery and
                       lighting products
                         manufacturer), Madison, Wisconsin.
       (Photo)
                       Age: 51
                       Served as a director since: May 1992

                       Annual Meeting at which nominated term of office will expire: 1998
----------------------

Other Information: Ms. Pyle has served as a director of WP&L since February 1994. Ms. Pyle is also a director of Rayovac Corporation, Firstar Corporation, Oshkosh B'Gosh, and H. C. Prange Company. She is also a member of the Board of Visitors at the University of Wisconsin School of Business and the School of Family Resources and Consumer Sciences. Further, Ms. Pyle is a member of Boards of Directors of the United Way Foundation, Greater Madison Chamber of Commerce, and Wisconsin Taxpayers Alliance, and is a trustee of the White House Endowment Fund.

     THE BOARD OF DIRECTORS RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREOWNER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                              Continuing Directors

LES ASPIN

----------------------
                       Principal Occupation: Chairman, President's Foreign
                         Intelligence Advisory Board, Washington, DC, and Distinguished Professor for International Policy, Marquette University, Milwaukee, Wisconsin
       (Photo)
                       Age: 56

                       Served as Director since: February 1994

                       Annual Meeting at which current term of office will expire: 1997
----------------------

Other Information: Mr. Aspin has served as Chairman of the President's Foreign Intelligence Advisory Board, Washington, DC, since May 1994 and as Distinguished Professor for International Policy at Marquette University, Milwaukee, Wisconsin since May 1994. Mr. Aspin served as Secretary of Defense under President Clinton from January 1993 to February 1994. Prior to becoming Secretary of Defense, Mr. Aspin was a member of the U. S. House of Representatives from 1970 to 1993, and served as Chairman of the House Armed Services Committee from 1985 to 1993. Mr. Aspin is also the founder of the Wisconsin Procurement Institute, a not-for-profit organization which assists small businesses in developing business relationships with the Federal Government. Mr. Aspin has served as a director of WP&L since February 1994.

ERROLL B. DAVIS, JR.

----------------------
                       Principal Occupation: President and Chief Executive
                         Officer of the Company; President and Chief Executive Officer of WP&L; Chairman of the Board of HDC.
       (Photo)
                       Age: 50

                       Served as director since: May 1982

                       Annual Meeting at which current term of office will expire: 1997
----------------------

Other Information: Mr. Davis was elected President of the Company in January 1990, and was elected President and Chief Executive Officer of the Company effective July 1, 1990. He has served as a director of WP&L since April 1984. Mr. Davis joined WP&L in August 1978 and was elected President in July 1987. He was elected to his current position with WP&L in August 1988. Mr. Davis was elected Chairman of the Board of HDC effective July 1, 1990. He is a director of the American Gas Association; Amoco Oil Company; Competitive Wisconsin, Inc.; Electric Power Research Institute; PPG Industries, Inc.; Sentry Insurance Company (a mutual company); and the Wisconsin Utilities Association. Mr. Davis is also a director and chair of the Wisconsin Association of Manufacturers and Commerce.

ROCKNE G. FLOWERS

----------------------
                       Principal Occupation: President and Director of Nelson
                         Industries, Inc. (a muffler, filter, industrial silencer, and active sound and vibration control technology and manufacturing firm), Stoughton, Wisconsin.
       (Photo)
                       Age: 63

                       Served as director since: April 1981

                       Annual Meeting at which current term of office will expire: 1996
----------------------

Other Information: Mr. Flowers has served as a director of WP&L since February 1994. He previously served as a director of WP&L from April 1979 to July 1990. Mr. Flowers is also a director of RMT, Inc., a subsidiary of Heartland Development Corporation; Digisonix, Inc.; American Family Mutual Insurance Company; Janesville Sand and Gravel Company; M&I Madison Bank; Meriter Health Services, Inc.; Meriter Hospital; and the Wisconsin History Foundation. He is also a member of the University of Wisconsin-Madison School of Business Board of Visitors.

KATHARINE C. LYALL

----------------------
                       Principal Occupation: President, University of Wisconsin
                         System, Madison, Wisconsin.

                       Age: 53
       (Photo)
                       Served as director since: February 1994

                       Annual Meeting at which current term of office will expire: 1996
----------------------

Other Information: Ms. Lyall has served as President of the University of Wisconsin System since April 1992. Prior to becoming President, she served as Executive Vice President of the University of Wisconsin System. Ms. Lyall has served as a director of WP&L since October 1986. She also serves on the Board of Directors of the Kemper National Insurance Companies and the Carnegie Foundation for the Advancement of Teaching. She is a member of a variety of professional and community organizations, including the American Economic Association; the Association of American Universities (currently serving on the executive committee); the Wisconsin Academy of Sciences, Arts and Letters; the American Red Cross (Dane County); Competitive Wisconsin, Inc.; and Forward Wisconsin. In addition to her administrative position, she is a professor of economics at the University of Wisconsin-Madison.

MILTON E. NESHEK

----------------------
                       Principal Occupation: President, Chief Executive Officer and Director of the law
                         firm of Godfrey, Neshek, Worth, and Leibsle, S.C.,
                       Elkhorn, Wisconsin; and
                         General Counsel, Assistant Secretary and Manager, New
                       Market Development,
                         Kikkoman Foods, Inc. (a food products manufacturer),
                       Walworth, Wisconsin.
       (Photo)
                       Age: 64

                       Served as director since: December 1986
----------------------
                       Annual Meeting at which current term of office will expire: 1997

Other Information: Mr. Neshek has served as a director of WP&L since November 1984. Mr Neshek is also a director of Kikkoman Foods, Inc.; Midwest U.S.-Japan Association; Regional Transportation Authority (for southeast Wisconsin); and Wisconsin-Chiba, Inc. He is a fellow in the American College of Probate Counsel. Mr. Neshek is active in the Walworth County Bar Association, the State Bar of Wisconsin, and the American Judicature Society.

HENRY C. PRANGE

----------------------
                       Principal Occupation: Director and Retired Chairman of the Board,
                         H. C. Prange Company (retail stores), Green Bay,
                       Wisconsin.

                       Age: 67
       (Photo)
                       Served as director since: December 1986

                       Annual Meeting at which current term of office will expire: 1996
----------------------

Other Information: Mr. Prange has served as a director of WP&L since December 1965. Mr. Prange is also a director of H. C. Prange Company.

CAROL T. TOUSSAINT

----------------------
                       Principal Occupation: Consultant

                       Age: 65
                       Served as director since: February 1994
       (Photo)
                       Annual Meeting at which current term of office will expire: 1997
----------------------

Other Information: Mrs. Toussaint has served as a director of WP&L since August 1976. She is an independent consultant on board organization, fund development and public relations, working primarily with nonprofit organizations. She is the owner of Vantage Point, a lecture program business, and an Associate of Hayes Briscoe, a fund development consulting firm. She is an active member and past chair of the Utility Women's Conference (a national organization open to women serving as directors or officers of investor-owned electric, gas, water, and telephone companies). She is a past president of the Rotary Club of Madison, and a director of the Evjue Foundation; Madison Civic Center Foundation; Madison Community Foundation; and Wisconsin History Foundation. At the University of Wisconsin-Madison, she serves as a director of the University Research Park, a member of the Board of Visitors of the School of Business, a member of the Alumni Association Cabinet 99, and on the Council on Women's Giving of the Bascom Hill Society of the University Foundation.

                                  PROPOSAL #2:
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors of the Company recommends the reappointment of Arthur Andersen LLP, independent public accountants, as auditors to examine the consolidated financial statements of the Company for 1995. Arthur Andersen LLP served as auditors for the Company in 1994. In tabulating the votes for reappointment of Arthur Andersen LLP, an abstention has the same effect as a vote against. Beneficially owned shares not voted (broker nonvotes) have no effect on vote tabulations.

     A representative of Arthur Andersen LLP will be present at the meeting and available to make a statement or to respond to questions, as appropriate.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REAPPOINTMENT OF ARTHUR ANDERSEN LLP. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" SUCH REAPPOINTMENT.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company has standing Audit, Compensation and Personnel, and Nominating Committees. A description of the duties of each committee and meetings held during 1994 follows.

AUDIT COMMITTEE

     Until February 1994, the Audit Committee consisted of all nonmanagement members of the Board and was chaired by R. G. Flowers. Beginning in February 1994, the committee was reconstituted to consist of L. Aspin, L. D. Carley, R.
G. Flowers, D. R. Haldeman, H. F. Scheig, and K. C. Lyall (Chair). H. F. Scheig will retire as a director effective on the date of the 1995 Annual Meeting of Shareowners. The committee held two meetings in 1994. The committee recommends to the shareowners the independent auditors to be elected; reviews the reports and comments of the independent auditors; reviews the activities and reports of the Company's internal audit staff; and, in response to the reports and comments of both the independent auditors and internal auditors, recommends to the Board any action which the Audit Committee considers appropriate.

COMPENSATION AND PERSONNEL COMMITTEE

     Until February 1994, the Compensation and Personnel Committee consisted of all directors who were not and had never been officers, employees, or legal counsel of the Company and was chaired by M. E. Neshek. Beginning in February 1994, the committee was reconstituted to consist of A. M. Nemirow, M. E. Neshek (Chair), H. C. Prange, J. D. Pyle, and C. T. Toussaint. The committee held six meetings in 1994. The committee sets executive compensation policy; reviews the performance of and approves salaries for officers and certain other management personnel; reviews and recommends to the Board new or changed employee benefit plans; reviews major provisions of negotiated employment contracts, if any; and reviews human resource development programs.

NOMINATING COMMITTEE

     Until February 1994, the Nominating Committee consisted of E. B. Davis, Jr. (Chair), A. M. Nemirow, and J. R. Underkofler, who retired as a director of the Company effective at the 1994 Annual Meeting. Beginning in February 1994, the committee was reconstituted to consist of L. Aspin, R. G. Flowers, K. C. Lyall,
A. M. Nemirow (Chair), H. C. Prange, and J. D. Pyle. The committee held one meeting in 1994. The committee's responsibilities include making recommendations to the Board of Directors for nominees for election to the Board. In making recommendations of nominees for election to the Board, the Nominating Committee will consider nominees recommended by shareowners. Any shareowner wishing to make a recommendation should write the Chief Executive Officer of the Company, who will forward all recommendations to the Nominating Committee.

     The Board of Directors held eleven meetings during 1994. The following directors attended fewer than 75% of the aggregate number of meetings of the Board and committees of the Board on which such director served: L. Aspin; J. D. Pyle; and H. F. Scheig.

COMPENSATION OF DIRECTORS

     No fees are paid to directors who are officers of the Company and/or any of its subsidiaries (presently Mr. Davis). Nonmanagement directors, each of whom serve on the Boards of the Company, WP&L, and HDC, receive an annual retainer of $32,800 for service on all three boards. Travel expenses are paid for each meeting day attended. All nonmanagement directors also received a 25 percent Company matching contribution in common stock for limited optional cash purchases, up to $10,000, of the Company's common stock through the Company's Dividend Reinvestment and Stock Purchase Plan. Matching contributions of $2,500 each for calendar year 1994 were made for the following directors: L. Aspin, L.
D. Carley, R. G.

Flowers, D. R. Haldeman, K. C. Lyall, A. M. Nemirow, M. E. Neshek, H. C. Prange,
J. D. Pyle, and H. F. Scheig. Mr. Scheig will retire as a director effective on the date of the 1995 Annual Meeting of Shareowners.

     Director's Charitable Award Program--The Company maintains a Director's Charitable Award Program for the nonmanagement members of its Board of Directors. The purpose of the Program is to recognize the interest of the Company and its directors in supporting worthy institutions, and enhance the Company's director benefit program so that the Company is able to continue to attract and retain directors of the highest caliber. Under the Program, when a director dies, the Company will donate a total of $500,000 to one qualified charitable organization, or divide that amount among a maximum of four qualified charitable organizations, selected by the individual director. The individual director derives no financial benefit from the Program. All deductions for charitable contributions are taken by the Company, and the donations are funded by the Company through life insurance policies on the directors. Over the life of the Program, all costs of donations and premiums on the life insurance policies, including a return of the Company's cost of funds, will be recovered through life insurance proceeds on the directors. The Program, over its life, will not result in any material cost to the Company.

     Director's Life Insurance Program--The Company maintains a split-dollar Director's Life Insurance Program for nonemployee directors which provides a maximum death benefit of $500,000 to each eligible director. Under the split-dollar arrangement, directors are provided a death benefit only and do not have any interest in the cash value of the policies. The Life Insurance Program is structured to pay a portion of the total death benefit to the Company to reimburse the Company for all costs of the program, including a return on its funds. The Life Insurance Program, over its life, will not result in any material cost to the Company.

                         OWNERSHIP OF VOTING SECURITIES

     Listed in the following table are the shares of the Company's common stock owned by the executive officers listed in the Summary Compensation Table and all directors of the Company, as well as the number of shares owned by directors and officers as a group. To the Company's knowledge, no shareowner beneficially owned 5 percent or more of the Company's outstanding common stock as of January 31, 1995.

                                                                                   SHARES
                                                                                BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                          OWNED(1)
------------------------                                                        ------------
Executives(2)
  Lance W. Ahearn............................................................         898(3)
  A. J. (Nino) Amato.........................................................       1,344(4)
  William D. Harvey..........................................................       6,241(4)
  Eliot G. Protsch...........................................................       7,037(4)
Director Nominees
  L. David Carley............................................................       2,909
  Donald R. Haldeman.........................................................       2,807
  Arnold M. Nemirow..........................................................       5,903
  Judith D. Pyle.............................................................       3,789
Continuing Directors
  Les Aspin..................................................................         898
  Erroll B. Davis, Jr........................................................       8,153(4)(5)
  Rockne G. Flowers..........................................................       6,758
  Katharine C. Lyall.........................................................       3,545
  Milton E. Neshek...........................................................       9,292
  Henry C. Prange............................................................       7,801(4)
  Carol T. Toussaint.........................................................       7,741
Retiring Director
  Henry F. Scheig............................................................       3,862(6)
All Executives and Directors as a Group 30 people, including those listed
  above......................................................................      99,514

------------
(1) Total shares of Company common stock outstanding as of January 31, 1995 were 30,773,588. All individual executives and directors owned beneficially less than one percent of the total outstanding shares. All executives and directors as a group owned beneficially less than one percent of the total outstanding shares.

(2) Stock ownership of Mr. Davis is shown with continuing directors.

(3) Mr. Ahearn owns 5 shares of HDC common stock subject to the terms of a Restricted Stock Agreement with HDC.

(4) Included in the beneficially owned shares shown are the following indirect ownership interests with shared voting and investment powers: Mr.
    Amato -- 822; Mr. Harvey -- 1,459; Mr. Protsch -- 333; Mr. Davis -- 4,236;
    and Mr. Prange -- 248.

(5) Mr. Davis has been awarded 1.67 shares of HDC common stock subject to a Restricted Stock Agreement with HDC.

(6) Mr. Scheig will retire effective on the date of the 1995 Annual Meeting of Shareowners.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table sets forth the total compensation paid by the Company and its subsidiaries for all services rendered during 1994, 1993, and 1992 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company or its subsidiaries who perform policy making functions for the Company.

                           SUMMARY COMPENSATION TABLE
                                   (DOLLARS)

                                              ANNUAL COMPENSATION
                                -----------------------------------------------    RESTRICTED
                                                                 OTHER ANNUAL        STOCK          ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR    SALARY(1)     BONUS     COMPENSATION(2)    AWARDS(3)     COMPENSATION(4)
-----------------------------   ----    ---------    -------    ---------------    ----------    ---------------
Erroll B. Davis, Jr. ........   1994     426,038     128,232         14,958          272,000          57,723
President and CEO               1993     427,646     115,796         10,262                0          55,674
                                1992     396,919      82,914         10,675                0          59,474
William D. Harvey............   1994     193,654      56,080          5,203                0          22,632
Senior Vice President -- WP&L   1993     168,962      42,104          4,152                0          24,003
                                1992     146,876      24,119          4,321                0          18,807
Eliot G. Protsch.............   1994     190,000      56,080          3,930                0          18,346
Senior Vice President -- WP&L   1993     154,549      42,104          3,194                0          15,371
                                1992     141,035      23,565          3,163                0          15,512
Lance W. Ahearn..............   1994     186,533      33,576              0                0          30,811
President and CEO -- HDC        1993     170,500      84,609              0                0           3,570
                                1992     170,000      88,400              0                0           2,833
A. J. (Nino) Amato...........   1994     152,885      43,138          5,328                0          17,021
Senior Vice President -- WP&L   1993     140,769      33,240          4,181                0          17,842
                                1992     104,577      20,725          4,564                0          16,275

------------
(1) Includes vacation days sold back to the Company.

(2) Consists of income tax gross-ups for reverse split-dollar life insurance.

(3) The restricted stock award to Mr. Davis consists of 1.67 shares of HDC common stock which had an estimated net book value of $272,000 at December 31, 1994. Dividends are not paid on Mr. Davis' restricted stock. These shares vest at a rate of 0.4175 shares per year beginning on December 21, 1994 and will be fully vested on March 31, 1997, subject to earlier vesting in certain cases. These shares are subject to transfer restrictions in accordance with a Restricted Stock Agreement between the Company, HDC, and Mr. Davis. The Company loaned to Mr. Davis $60,432 which equals the income taxes withheld in connection with shares vested as of December 31, 1994. Mr. Davis is charged interest on the loan at the prime rate.

(4) All Other Compensation for 1994 consists of: matching contributions to 401(k) plan, Mr. Davis -- $6,390, Mr. Harvey -- $2,905, Mr.
    Protsch -- $2,310, Mr. Ahearn -- $4,620 and Mr. Amato -- $2,274; split dollar life insurance premiums, Mr. Davis -- $35,116, Mr.
    Harvey -- $13,206, Mr. Protsch -- $11,110, Mr. Ahearn -- $26,191, and Mr.
    Amato -- $8,070; reverse split dollar life insurance, Mr. Davis -- $16,217, Mr. Harvey -- $6,521, Mr. Protsch -- $4,926 and Mr. Amato -- $6,677. The split dollar and reverse split dollar insurance premiums are calculated using the "foregone interest" method.

                           AGREEMENTS WITH EXECUTIVES

     During 1994, the Company entered into employment and severance agreements with certain of its executive officers and certain executive officers of its subsidiaries, including Messrs. Davis, Harvey, Protsch, Ahearn, and Amato. The Company recognizes that, in today's developing competitive marketplace within the energy industry, circumstances may arise in which a change in control of the Company may occur, through acquisition or otherwise. This potentiality may cause uncertainty about the continued employment of certain key executives with the Company, without regard to the competence or past contributions of the executives. The Company recognizes further that this uncertainty could result in the loss to the Company of valuable services of one or more of the key executives, particularly during a period where these same executives may be called upon to negotiate on behalf of the shareowners. Because of the intimate knowledge of the business and the affairs of the Company which these executives possess, such loss could be to the detriment of the Company and its shareowners. To provide the Company and certain key executives reasonable security against changes in the relationship of the executives with the Company in the event of a change in control, the Company entered into the employment and severance agreements. The agreements provide that each executive officer that is a party to the agreements is entitled to benefits if, within five years after a change in control of the Company (as defined in the agreements), the officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements), or (ii) termination by the officer due to a breach of the agreement by the Company or a significant change in the officer's responsibilities, or (iii) in the case of Mr. Davis' agreement, termination by Mr. Davis following the first anniversary of the change of control. The benefits provided are: (i) a cash termination payment of one, two or three times (depending on which executive officer is involved) the sum of the executive officer's annual salary and his average annual bonus during the three years before the termination and (ii) continuation for up to five years of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination. The agreements also provide the foregoing benefits in connection with certain terminations which are effected in anticipation of a change of control. Each agreement provides that if any portion of the benefits under the agreement or under any other agreement for the officer would constitute an excess payment for purposes of the Internal Revenue Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he could receive without becoming subject to the 20% excise tax imposed by the Code on certain excess payments, or which the Company may pay without loss of deduction under the Code.

     The Company and HDC also entered into a Restricted Stock Agreement with Mr. Davis in relation to the award to Mr. Davis in 1994 of 1.67 shares of HDC common stock as shown in the Summary Compensation Table. (See footnote 3 to the Summary Compensation Table for additional information on the award of HDC stock to Mr. Davis.) The agreement restricts the transfer of the HDC stock awarded to Mr. Davis and gives HDC the right of first refusal on any proposed transfer of the stock by Mr. Davis at prices per share as determined in accordance with the agreement. The agreement also provides for the sale of the stock by Mr. Davis to HDC in the event of a sale of HDC and, beginning on March 31, 1997, provides for the conversion of the HDC stock into common stock of the Company over a period of five years at a ratio as determined in accordance with the agreement.

     The Company and HDC also have in place a Restricted Stock Agreement with Mr. Ahearn in connection with an award to Mr. Ahearn of 5 shares of HDC common stock in 1991. The provisions of the agreement with Mr. Ahearn are similar to the provisions of the agreement with Mr. Davis. HDC has loaned to Mr. Ahearn an amount of $445,824 which equals the income taxes withheld in connection with HDC shares awarded to him. Mr. Ahearn is charged interest on the loan at the prime rate.

                     RETIREMENT AND EMPLOYEE BENEFIT PLANS

     Salaried employees (including officers) of the Company, WP&L, and HDC corporate staff are eligible to participate in a Retirement Plan maintained by WP&L. Mr. Ahearn is not eligible to participate in the plan. All eligible persons whose compensation is reported in the foregoing Summary Compensation Table participated in the plan during 1994. Contributions to the plan are determined actuarially, computed on a straight-life annuity basis, and cannot be readily calculated as applied to any individual participant or small group of participants. For purposes of the plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary amounts reported in the foregoing Summary Compensation Table. Retirement Plan benefits depend upon length of plan service (up to a maximum of 30 years), age at retirement, and amount of compensation (determined in accordance with the plan) and are reduced by up to 50 percent of Social Security benefits. Credited years of service under the plan for covered persons named in the foregoing Summary Compensation Table are as follows: Erroll B. Davis, Jr., 15 years; Eliot G. Protsch, 15 years; A. J. (Nino) Amato, 8 years; and William
D. Harvey, 7 years. Assuming retirement at age 65, a Retirement Plan participant (in conjunction with the Unfunded Supplemental Retirement Plan described below) would be eligible at retirement for a maximum annual retirement benefit as follows:

                             RETIREMENT PLAN TABLE

  AVERAGE                                          ANNUAL BENEFIT AFTER SPECIFIED YEARS IN PLAN*
   ANNUAL                                ------------------------------------------------------------------
COMPENSATION                                5         10          15          20          25          30
------------                             -------    -------    --------    --------    --------    --------
 $125,000.............................   $10,259    $20,519    $ 30,778    $ 41,037    $ 51,297    $ 61,556
  150,000.............................    12,551     25,102      37,653      50,204      62,755      75,306
  200,000.............................    17,134     34,269      51,403      68,537      85,672     102,806
  250,000.............................    21,718     43,435      65,153      86,871     108,588     130,306
  300,000.............................    26,301     52,602      78,903     105,204     131,505     157,806
  350,000.............................    30,884     61,769      92,653     123,537     154,422     185,306
  400,000.............................    35,468     70,935     106,403     141,871     177,338     212,806
  450,000.............................    40,051     80,102     120,153     160,204     200,255     240,306
  475,000.............................    42,343     84,685     127,028     169,371     211,713     254,056
  500,000.............................    44,634     89,269     133,903     178,537     223,172     267,806
  525,000.............................    46,926     93,852     140,778     187,704     234,630     281,556

------------
* Average annual compensation is based upon the average of the highest 36 consecutive months of compensation. The Retirement Plan benefits shown above are net of estimated Social Security benefits and do not reflect any deductions for other amounts. The annual retirement benefits payable are subject to certain maximum limitations (in general, $118,800 for 1994 and $120,000 for 1995) under the Internal Revenue Code. Under the Retirement Plan and a supplemental survivors income plan, if a Retirement Plan participant dies prior to retirement, the designated survivor of the participant is entitled to a monthly income benefit equal to approximately 50 percent (100 percent in the case of certain executive officers and key management employees) of the monthly retirement benefit which would have been payable to the participant under the Retirement Plan if the participant had remained employed by the Company until eligible for normal retirement.

     Unfunded Supplemental Retirement Plan--WP&L maintains an Unfunded Supplemental Retirement Plan which provides funds for payment of retirement benefits above the limitations on payments from qualified pension plans in those cases where an employee's retirement benefits exceed the qualified plan limits. Additionally, the plan provides for payments of supplemental retirement benefits to employees holding the position of Vice President or higher, who have been granted additional months of service by the Board of Directors for purposes of computing retirement benefits.

     Unfunded Executive Tenure Compensation Plan--WP&L maintains an Unfunded Executive Tenure Compensation Plan to provide incentive for key executives to remain in the service of WP&L by providing additional compensation which is payable only if the executive remains with WP&L until retirement (or other termination if approved by the Board of Directors). Participants in the plan must be designated by the Chief Executive Officer of WP&L and approved by its Board of Directors. Mr. Davis was the only active participant in the plan as of December 31, 1994. The plan provides for monthly payments to a participant after retirement (at or after age 65, or with Board approval, prior to age 65) for 120 months. The payments will be equal to 25 percent of the participant's highest average salary for any consecutive 36-month period. If a participant dies prior to retirement or before 120 payments have been made, the participant's beneficiary will receive monthly payments equal to 50 percent of such amount for 120 months in the case of death before retirement, or if the participant dies after retirement, 50 percent of such amount for the balance of the 120 months. Annual benefits of $104,500 would be payable to Mr. Davis upon retirement, assuming he continues in WP&L's service until retirement at the same salary as was in effect on December 31, 1994.

               REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE
                           ON EXECUTIVE COMPENSATION

     TO OUR SHAREOWNERS: The Compensation and Personnel Committee (the "Committee") of the Board of Directors of the Company is comprised of five independent, nonemployee directors who have no "interlocking" relationships, as defined by the Securities and Exchange Commission. The Committee assesses the effectiveness and competitiveness of, approves the design of, and administers executive compensation programs within a consistent total compensation framework for the Company. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters. To support the Committee in carrying out its mission, Hewitt Associates, an independent consultant, is engaged to provide assistance in the development of comprehensive executive compensation policies.

     The Committee is committed to implementing a total compensation program for executives which furthers the Company's mission. The Committee, therefore, adheres to the following compensation policies which are intended to facilitate the achievement of the Company's business strategies.

     - Total compensation should enhance the Company's ability to attract, retain, and encourage the development of exceptionally knowledgeable and experienced executives, upon whom, in large part, the successful operation and management of the Company depends.

     - Base salary levels should be targeted at the median level paid to executives of companies in their respective industry(ies).

     - Incentive compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is consistent with meeting predetermined Company, subsidiary, and individual performance goals.

COMPONENTS OF COMPENSATION

     The Committee relates total compensation levels for the Company's senior executives to the compensation paid to executives of similar companies in their respective industry(ies). As the Company is a diversified utility holding company with both regulated and nonregulated operations, comparison groups are customized to the respective industries in which an executive is involved. Utility executives' pay is compared to that of executives at utilities with similar operations in both the Midwest and national markets, as well as to utilities with similar revenue levels, market capitalizations, employment levels, and total shareowner returns. Compensation paid to holding company executives, including Mr. Davis, is compared to the compensation paid by the same utility comparison group. However, in order to recognize holding company employees for increasing nonregulated business responsibilities, benchmark data also are drawn from similarly sized diversified industrial companies furnished by public survey data. For executives with sole responsibilities in the nonregulated businesses, comparison group data reflect the relevant mix of the nonregulated business operations.

     The Committee has reviewed overall compensation levels and compared them to the benchmarks established. It has been determined that total executive compensation, including that for Mr. Davis, is in line with the median of the comparison groups of companies.

     The current elements of the Company's executive compensation program are base salary and short-term (annual) incentives. These elements are addressed separately below. In addition, as discussed under the Long-Term Incentive section below, the Committee believes long-term (equity) incentives are crucial for linking executive compensation to the Company's business strategy and the creation of shareowner value. In this regard, a long-term incentive plan is proposed for implementation in 1995. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package, including benefit and perquisite programs.

BASE SALARIES

     The Committee annually reviews each executive's base salary. Base salaries are targeted at the median of the executive's respective industry market rate when comparing both utility and non-utility (general industry) data. Base salaries are adjusted by the Committee to recognize changes in market rate, varying levels of responsibility, prior experience, breadth of knowledge as well as internal equity issues. Increases to base salaries are driven primarily by market rate adjustments. In 1994, executives did not receive an across-the-board salary adjustment. Certain executives received base salary increases in recognition of increased management responsibilities. Mr. Davis did not receive a base salary increase in 1994. Greater emphasis was placed on the opportunity for executives to increase their earnings through annual incentive plans by exceeding specific strategic goals. Future base pay adjustments will be more closely tied to median market rate changes and will minimize across-the-board increases. During 1994, all executive salaries were reviewed for median market rate comparability utilizing utility and general industry data contained in compensation surveys published by Edison Electric Institute, American Gas Association and several compensation consulting firms. Any recommended changes will be effective for 1995. All salaried positions will be benchmarked to median market rates during 1995. Market rates will be reviewed annually.

SHORT-TERM INCENTIVES

     The goal of short-term (annual) incentive programs is to promote the Committee's pay- for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses to achieve corporate, subsidiary, and individual performance goals. Annual bonus opportunities allow the Committee to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. Short-term incentive program performance weighting, targeted and maximum award levels, and performance goals are reviewed and approved annually by the Committee. A description of the short-term incentive programs available to executive officers follows.

     Wisconsin Power and Light Company Management Incentive Plan--The Management Incentive Plan (MIP) for Wisconsin Power and Light Company covers utility executives, including Mr. Davis' utility responsibilities. The Plan in 1994 was based on achieving annual targets in several areas of overall corporate performance that include profitability, operations and maintenance expense reductions, capital spending reductions, operational efficiency, electric conservation goals, and achievement of electric service reliability standards. Target and maximum bonus awards were set at the median of the utility market levels. Targets were considered by the Committee to be achievable, but require above-average performance from each of the executives. For the 1994 Plan year, all MIP performance category targets were exceeded except for electric service reliability and electric conservation goals. The Plan awarded 70 percent of its allowable maximum for 1994. Potential MIP awards for executives, other than Mr. Davis, range from 0 to 40 percent of annual salary. Awards for 1994 made to top executives are shown in the Summary Compensation Table.

     The 1994 MIP award range for Mr. Davis was 0 to 50 percent of his annual utility-based salary. For 1994 performance, Mr. Davis' annual bonus payment represented 31 percent of his base salary, as reflected in the Summary Compensation Table. Under this Plan, Mr. Davis was awarded $128,232 solely in connection with 1994 performance, as discussed above. The Plan does not allow for discretion in bonus determinations. Mr. Davis' award range is in line with the median of the same combined utility and general industry comparison group used for base salary comparisons.

     Heartland Development Corporation Management Incentive Plan--Mr. Ahearn and selected other executives of Heartland Development Corporation (HDC) are covered by the HDC Management Incentive Plan which is based on achievement of specified combinations of net income and after-tax return on capital invested in HDC and on achieving a number of other specific HDC performance objectives. The incentive compensation plan for Mr. Ahearn consists of a potential award maximum of 80 percent of his base salary. The Plan awarded 23 percent of its allowable maximum in 1994 solely based on performance in relation to the preestablished objectives. Mr. Davis was not a participant in this plan and, therefore, did not receive an award.

LONG-TERM INCENTIVES

     The Committee strongly believes compensation for senior executives should include long-term, at-risk pay to strengthen the alignment of shareowner and management interests at both the Company and HDC level. In this regard, in 1994 the Board of Directors recommended and the shareowners adopted a Long-Term Equity Incentive Plan. The Plan allows for grants of stock options, restricted stock, and performance units/shares with respect to Company common stock. The Committee believes this Plan will balance the Company's existing compensation programs by emphasizing compensation based on the long-term successful performance of the Company from the perspective of the shareowners. Further, the Plan can be used to better align the interests of subsidiary employees with the interests of the Company as a whole by encouraging subsidiary programs to encompass a component of total Company performance through equity ownership in the Company. The initial awards under the Plan will be made in 1995.

     In addition, to promote continuity in the management of the Company and to align executives more directly with the results of HDC, the Committee believes selected key executives should own a competitively proportionate amount of HDC stock. In 1994, Mr. Davis was awarded 1.67 restricted shares of HDC stock. These shares vest at a rate of .4175 shares per year from 1994 through 1997 and are subject to forfeiture prior to vesting in certain circumstances. The shares awarded to Mr. Davis had an estimated net book value at the time of the grant of $272,000. The Committee believes that awarding Mr. Davis restricted shares in HDC is consistent with the Committee's goal of providing him with a competitive compensation package and will focus Mr. Davis' managerial skills on HDC's successful development. The Committee believes that the award level is competitive and appropriate in relation to the portion of his compensation that is tied to HDC activities.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

     Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million unless certain requirements are met. The Committee has carefully considered the impact of this tax code provision. At this time, no executives will earn compensation in excess of the $1 million cap limitations. The Committee, however, will continue to monitor the impact of Section 162(m).

CONCLUSION

     The Committee believes the existing executive compensation policies and programs provide the appropriate level of competitive compensation for Company executives. In addition, the Committee believes that the long and short term performance incentives effectively align the interests of executives and shareowners toward a successful future for the Company.

                                          COMPENSATION AND
                                            PERSONNEL COMMITTEE
                                          Milton E. Neshek (Chair)
                                          Arnold M. Nemirow
                                          Henry C. Prange
                                          Judith D. Pyle
                                          Carol T. Toussaint

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     Securities and Exchange Commission (SEC) rules require that the Company show a graphical comparison of the total return on its common stock for the last five fiscal years with the total returns of a broad market index and a more narrowly focused industry or group index. (Total return is defined as the return on common stock including dividends and stock price appreciation, assuming reinvestment of dividends.) The Company has selected the Standard & Poor's (S&P) 500 index for the broad market index, and the S&P Utility Index as the industry index. These indices were selected because of their broad availability and recognition. The following chart compares the total return of an investment of $100 in Company common stock on December 31, 1989, with like returns for the S&P 500 and S&P Utilities indices.




                         1989     1990     1991     1992     1993     1994

WPL Holdings, Inc.       $100.00  $108.55  $155.34  $169.92  $174.13  $154.70
S&P Utilities Index      $100.00   $97.44  $111.69  $120.72  $138.16  $127.18
S&P 500 Index            $100.00   $96.90  $126.42  $136.05  $149.76  $151.74



      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company's directors, its executive officers, and certain other officers are required to report their ownership of the Company's common stock and WP&L preferred stock and any changes in that ownership to the SEC and the New York Stock Exchange. Other than as indicated below, all required filings in 1994 were properly made in a timely fashion. Mr. James R. Underkofler, a Director of the Company who retired effective as of the 1994 Annual Meeting of Shareowners, failed to file on a timely basis one report relating to the acquisition in 1993 by his IRA of 451 shares of common stock of the Company, and failed to file on a timely basis two reports during 1994 relating to the acquisition by his IRA of 275 shares and the sale by his IRA of 654 shares of common stock of the Company. In making the above statements, the Company has relied on the representations of the persons involved and on copies of their reports filed with the SEC.

                                    GENERAL

     Voting--The outstanding voting securities of the Company on the record date stated below consisted of 30,773,588 shares of common stock. Only shareowners of the Company of record on its books at the close of business on March 21, 1995, are entitled to vote at the meeting. Each such shareowner is entitled to one vote for each share of common stock registered in his or her name on the record date, on each matter submitted to a vote at the meeting. Shareowners may vote either in person or by duly authorized proxy. The giving of proxies by shareowners will not affect their right to vote their shares if they attend the meeting and desire to vote in person. Presence at the meeting of a shareowner who signed a proxy, however, does not itself revoke the proxy. A proxy may be revoked by the person giving it at any time prior to the time it is voted by advising the Secretary of the Company prior to such voting. A proxy may also be revoked by a shareowner who duly executes another proxy bearing a later date but prior to the voting. All shares represented by effective proxies on the enclosed form, received by the Company, will be voted at the meeting or any adjourned session of the meeting, all in accordance with the terms of such proxies.

     Proposals of Shareowners--Under the rules of the Securities and Exchange Commission, any shareowner proposal intended to be presented at the 1996 Annual Meeting of Shareowners must be received at the principal office of the Company no later than November 28, 1995, in order to be eligible to be considered for inclusion in the Company's proxy materials relating to that meeting.

     Other Business--The meeting is being held for the purposes set forth in the notice accompanying this proxy statement. The Board of Directors of the Company knows of no business to be transacted at the meeting other than that set forth in the notice. However, if any other business should properly be presented to the meeting, the proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.
                                          WPL HOLDINGS, INC.

                                          [SIG]

                                          ERROLL B. DAVIS, JR.
                                          President and Chief Executive Officer

                    [MAP SHOWING THE LOCATION OF MEETING.]



       TAKE THE RIMROCK ROAD EXIT #262 OR THE JOHN NOLEN DR. EXIT #263
                         OFF AND ON HIGHWAY 12 AND 18.